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Exhibit 99.1

News Release
FOR IMMEDIATE RELEASE:	February 26, 2004
Contacts
Investors: Rick Balderrama (720) 558-4474 Investor.relations@mcdata.com		Media: Kathleen Sullivan (720) 558-4435; cell: (720) 480-5501 kathleen.sullivan@mcdata.com

McDATA ACHIEVES RECORD REVENUES FOR FISCAL FOURTH QUARTER
AND FULL YEAR 2003

Reports 28% Year-Over-Year Revenue Growth for Fiscal Full Year 2003

        BROOMFIELD, Colo.—February 26, 2004—McDATA Corporation (Nasdaq: MCDTA/MCDT), the expert provider of multi-capable storage networking solutions, today reported record revenue results of $114.0 million for its fiscal 2003 fourth quarter ended January 31, 2004, which reflects 20 percent sequential growth and 8 percent year-over-year growth.

        McDATA's non-GAAP net income for the fourth quarter totaled $3.3 million, or $0.03 per diluted share. This compares with the company's non-GAAP fiscal third quarter 2003 net income of $2.1 million, or $0.02 per diluted share, and non-GAAP fourth quarter 2002 net income of $10.6 million, or $0.09 per diluted share. McDATA's fiscal fourth quarter non-GAAP results exclude charges related to the amortization of deferred compensation and purchased intangible assets, a loss on its investment in Aarohi, and a charge related to the company's recently announced restructuring, which included a reduction in workforce. The company reported a GAAP net loss of $7.5 million, and GAAP diluted earnings per share (EPS) of $(0.07) for the fourth quarter of fiscal 2003.

        McDATA's non-GAAP results are a supplement to financial statements based on Generally Accepted Accounting Principles (GAAP). McDATA believes this presentation provides investors with additional insight into its underlying operating results and business trends. A reconciliation of reported and non-GAAP results is provided in the attached condensed financial statements.

        "Customers recognize the significant value McDATA provides, and increasingly view us as a critical partner to help solve their unique business challenges. Our success this quarter reflects increased intimacy with our customers and channel partners," said John Kelley, McDATA's CEO and chairman of the board. "We achieved record revenue in the fourth quarter, driven by robust growth in our Director-class products and FICON installations, the latter of which comprised well over 10 percent of our fourth quarter revenues."

        For fiscal 2003, which began February 1, 2003 and ended January 31, 2004, revenue totaled $418.9 million, a 28 percent year-over-year increase. For fiscal 2003, non-GAAP net income totaled $24.3 million, or $0.21 per share, on a diluted basis, compared with non-GAAP 2002 net income of $5.9 million, or $0.05 per share. The company incurred a GAAP net loss of $43.1 million, or $(0.38) per diluted share for fiscal 2003. These results compare with a reported net loss of $10.0 million, or $(0.09) per diluted share, for full year 2002 ended December 31, 2002.

Fourth Quarter 2003 Details

        McDATA's revenue from products totaled $94.7 million in the fiscal fourth quarter, an 18 percent increase versus the previous quarter, and a 3 percent increase from the same period in 2002. Revenue from software and professional services was $14.0 million, a 41 percent sequential increase, and a 50 percent increase from the same period in 2002. Other revenue was $5.2 million, a 13 percent sequential increase, and a 24 percent increase from the same period in 2002.

        On a channel basis, McDATA's largest customer, EMC, represented 47 percent of total revenue in the fiscal fourth quarter of 2003, compared with 54 percent last quarter; IBM accounted for 29 percent, up from 21 percent in the prior quarter; and other OEMs, resellers and systems integrators represented 24 percent, compared with 25 percent in the prior quarter.

        Non-GAAP gross margin was 57.3 percent for the fiscal fourth quarter of 2003, down from 58.2 percent in the third quarter of 2003, and up from 54.8 percent in fourth quarter 2002, a 250 basis point improvement year-over-year. GAAP gross margin was 57.0 percent, compared with 57.7 percent in the third quarter of 2003 and 55.5 percent in the fourth quarter of 2002.

        Non-GAAP operating expenses were up approximately 14 percent sequentially at $59.9 million, driven primarily by the full quarter impact of the Nishan and Sanera acquisitions. GAAP operating expenses were $73.0 million, compared with $45.6 million in the fourth quarter of 2002.

        McDATA generated approximately $15.9 million in operating cash flow in the fourth quarter. Cash and marketable securities totaled $317 million as of January 31, 2004.

        "Our business fundamentals continue to show good momentum," said Ernest Sampias, McDATA's chief financial officer. "This is the 6th consecutive quarter of positive operating cash flow. Our gross margins remain solid, driven by channel mix improvement and strong growth in software, which contributed to our better than expected earnings."

Restructuring-related Charges

        In January, the company announced that it was taking certain cost improvement actions, which included a workforce reduction and facility consolidation. As a result, in the fiscal fourth quarter, the company incurred an approximate $2.3 million restructuring charge related to the reduction in workforce. In addition, the company expects to incur an approximate $2 million restructuring charge in its fiscal first quarter 2004, primarily related to a facilities closure, as well as remaining severance costs.

Third Quarter Balance Sheet Reclassification

        McDATA will file an amended third quarter 2003 10-Q to reflect a balance sheet reclassification for that quarter. There is no impact on the income statement or statement of cash flow. The reclassification results from a securities lending program with Wells Fargo Bank, N.A., which the company began in third quarter 2003, and involves cash collateral obtained by McDATA against the loaned investment securities. In accordance with generally accepted accounting principles, the company will recognize both an asset and a corresponding liability. As a result of this program, the company earned interest income of approximately $30,000 in the third quarter, which was included in net income as previously reported. The company's fourth quarter balance sheet conforms to this accounting treatment.

Key Fourth Quarter Accomplishments

        In the fourth quarter, McDATA continued to expand upon its solid foundation, bringing leading products and solutions to the market, and executing on its strong financial model. Following are a few of the highlights from the fourth quarter:

  •
  McDATA had its best quarter ever in sales through IBM, its second largest channel partner. IBM accounted for 29 percent of total revenues for the quarter and grew 62 percent in dollars, sequentially.

  •
  McDATA expanded its sales channels for its Sphereon™ 4300 fabric switch, which is scalable from 4 to 12 ports using McDATA's FlexPort technology. Sun Microsystems announced worldwide availability, and IBM expanded its sales channel for McDATA's Sphereon 4300 switches by authorizing business partners in IBM's High Volume channel to resell the product. Both Sun and IBM also sell McDATA's 6000 series Intrepid™ Directors and award-winning Sphereon 4500 fabric switch.

  •
  Hitachi Data Systems was the first OEM to announce resale of McDATA's Eclipse multi-protocol 1620 inter-networking switch, which is based upon the technology McDATA acquired through its acquisition of Nishan Systems. The launch of the Hitachi TrueNorth iSCSI SAN solution provides a cost effective alternative for storage area networking. The solution is tested with Microsoft's native iSCSI drivers, making it perfect for Windows environments. The McDATA Eclipse 1620 SAN routing switch, which provides open, multi-vendor routing, is also available through McDATA authorized resellers and distributors.

  •
  McDATA extended the reach of its products internationally. NEC Corporation now resells McDATA Intrepid Directors through its High Performance Computing Division.

  •
  McDATA announced the repurchase of approximately 1 million total McDATA class A and B shares (MCDTA and MCDT) on the open market, utilizing approximately $9 million under its $50 million stock repurchase program previously approved by the Board of Directors.

  •
  McDATA continued to strengthen its management organization with the appointment of Gary Gysin as senior vice president of worldwide sales and services. Additionally, McDATA named Alex Mendez, former chairman of Sanera Systems and a founding member of Stratacom, Inc., to the technology committee of the Board of Directors.

  •
  McDATA announced the promotion of John Kelley to chairman of the board effective January 31, 2004, in addition to his responsibilities as chief executive officer and president. At the same time, McDATA announced the retirement of McDATA co-founder and former chairman of the board Jack McDonnell from the company. Laurence Walker was named as McDATA's lead director on its Board of Directors.

  •
  McDATA was named to the 2003 Deloitte Technology Fast 500, growing revenues by 943 percent over a five year period, and maintaining growth, while the average Technology Fast 500 company's growth declined 19 percent over the previous year.

Outlook

        "We accomplished some very critical business goals this past year, which significantly strengthened McDATA's competitive position," said John Kelley. "Our robust solution set and improving overall market conditions give us confidence in our outlook for the coming quarter and overall positive sentiment on the year."

        McDATA is comfortable with the current range of First Call Wall Street estimates of approximately $108 to $115 million in revenue and breakeven to $0.02 non-GAAP fully diluted EPS for the first quarter of fiscal 2004, ending April 30, 2004. These non-GAAP estimates do not include the company's anticipated deferred compensation charges and amortization charges related to purchased intangible assets, estimated losses on the investment in Aarohi, restructuring charges or any additional charges related to unanticipated events. GAAP EPS, which includes these anticipated charges, is expected to be approximately $0.10 lower than the company's non-GAAP EPS for the first quarter, based on an approximate zero percent GAAP tax rate. This outlook assumes no additional acquisitions, asset impairments, restructurings or other unanticipated events, which may or may not be insignificant.

        McDATA will hold a conference call to discuss fiscal fourth quarter 2003 results today, Thursday, February 26, 2004 at 5:00 p.m. EST (3:00 p.m. MT). The conference call will be simultaneously webcast on the company's website, and archived for future review. The Web cast presentation will include slides containing additional detailed information of interest to investors.

# # #

About McDATA (www.mcdata.com)

        McDATA (Nasdaq: MCDTA/MCDT) is the expert provider of Multi-Capable Storage Networking Solutions™—hardware, software and services—that enable partners and customers around the world to reduce the total cost of storage management today, and be ready to adapt to the real-time information demands of tomorrow. Entrenched in over 8,000 data centers worldwide, McDATA solutions are at the heart of more than 80 percent of Fortune 100 storage network data centers, powering the latest e-business applications, customer databases, financial traffic and other mission-critical data. Customers leverage McDATA's multi-capable solutions to realize immediate cost savings, reduce their investment risk, ensure the continuity of their operations and adapt to changing business requirements.

Forward-Looking Statements

        This press release contains statements about expected future events that are forward-looking and subject to risks and uncertainties. Readers are urged to consider statements that include the terms "believes", "belief", "expects", "plans", "objectives", "estimates", "anticipates", "intends", "targets", or the like to be uncertain and forward-looking. Factors that could cause actual results to differ materially from expectations include: changes in our relationship with EMC Corporation, or EMC, International Business Machines Corporation, or IBM, and Hitachi Data Systems, or HDS, and the level, timing and terms of their orders; our ability to successfully increase sales of McDATA's multi-protocol network switches and management software, and to diversify our revenue base; the impact of a highly competitive market that is expected to lead to longer sales cycles and continued pricing pressures; additional manufacturing and component costs and production delays that we may experience as we continue the transition to new products; a loss of any of our key customers (and our OEMs' key customers), distributors, resellers or our manufacturers; our ability to expand our product offerings and any transition to new products (including higher port density products and Multi-protocol and intelligent products); any change in business conditions, our business and sales strategy or product development plans, and our ability to attract and retain highly skilled individuals; competition in the Multi-protocol (Fibre Channel and IP) network market (including competitive pricing pressures and product give-aways) by our competitors, including but not limited to, Brocade Communication Systems, Inc., or Brocade, QLogic Corp, or QLogic., Computer Network Technology Corporation, or CNT, Cisco Systems, Inc., or Cisco, and other IP and Multi-protocol switch suppliers; delays and changes in the development of new products and new technology and component quality and availability; any industry or technology changes that cause obsolescence of our products or components of those products; and one-time events and other important risks and factors disclosed previously and from time to time in our filings with the U.S. Securities and Exchange Commission, or SEC, including the risk factors discussed in this Quarterly Report. These cautionary statements by us should not be construed as exhaustive or as any admission regarding the adequacy of disclosures made by us. We cannot always predict or determine after the fact what factors would cause actual results to differ materially from those indicated by the forward-looking statements or other statements. All cautionary statements should be read as being applicable to all forward-looking statements wherever they appear. We do not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

McDATA CORPORATION
CONDENSED REPORTED CONSOLIDATED INCOME STATEMENTS
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Year Ended
	December 31, 2002	January 31, 2004	December 31, 2002	January 31, 2004
Revenue	$105,541	$114,008	$328,279	$418,860
Cost of revenue	46,937	49,022	178,113	177,329

Gross profit	58,604	64,986	150,166	241,531
Operating expenses:
Research and development	15,849	28,280	59,324	88,826
Selling, general and administrative	27,982	39,095	104,708	134,877
Restructuring costs	—	2,258	—	2,258
Acquired in-process research and development	—	—	—	11,410
Amortization of deferred compensation	1,780	3,349	8,281	11,969

Operating expenses	45,611	72,982	172,313	249,340
Income (loss) from operations	12,993	(7,996)	(22,147)	(7,809)
Interest and other income, net	993	1,061	6,632	4,072

Income (loss) before income taxes	13,986	(6,935)	(15,515)	(3,737)
Income tax expense (benefit)	5,387	202	(5,528)	38,412

Income (loss) before equity in net earnings of affiliated company	8,599	(7,137)	(9,987)	(42,149)
Equity in net loss of affiliated company	—	(393)	—	(984)

Net income (loss)	$8,599	$(7,530)	$(9,987)	$(43,133)

Basic net income (loss) per share	$0.08	$(0.07)	$(0.09)	$(0.38)

Shares used in computing basic net income (loss) per share	113,663	114,847	113,185	114,682

Diluted net income (loss) per share	$0.07	$(0.07)	$(0.09)	$(0.38)

Shares used in computing diluted net income (loss) per share	116,452	114,847	113,185	114,682

McDATA CORPORATION
CONDENSED NON-GAAP CONSOLIDATED INCOME STATEMENTS (Note 1)
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Year Ended
	December 31, 2002	January 31, 2004	December 31, 2002	January 31, 2004
Revenue	$105,541	$114,008	$328,279	$418,860
Cost of revenue (Note 1)	47,734	48,702	168,324	176,787

Gross profit	57,807	65,306	159,955	242,073
Operating expenses:
Research and development (Note 1)	15,849	27,390	59,324	86,312
Selling, general and administrative (Note 1)	27,457	32,507	100,840	123,798
Restructuring costs (Note1)	—	—	—	—
Acquired in-process research and development (Note 1)	—	—	—	—
Amortization of deferred compensation (Note 1)	—	—	—	—

Operating expenses	43,306	59,897	160,164	210,110
Income (loss) from operations	14,501	5,409	(209)	31,963
Interest and other income, net	993	1,061	6,632	4,072

Income before income taxes	15,494	6,470	6,423	36,035
Income tax expense (Note 1)	4,885	3,124	530	11,761

Income before equity in affiliated company	10,609	3,346	5,893	24,274
Equity in net loss of affiliated company	—	—	—	—

Net income	$10,609	$3,346	$5,893	$24,274

Basic net income per share	$0.09	$0.03	$0.05	$0.21

Shares used in computing basic net income per share	113,663	114,847	113,185	114,682

Diluted net income per share	$0.09	$0.03	$0.05	$0.21

Shares used in computing diluted net income per share	116,452	118,534	116,330	118,209

Note (1)—The condensed non-GAAP consolidated income statements for all periods presented are for illustrative purposes only and are not prepared in accordance with generally accepted accounting principles. These non-GAAP statements show the operating results of the Company, excluding the following items:

	Three Months Ended		Year Ended
Non-GAAP Adjustments	December 31, 2002	January 31, 2004	December 31, 2002	January 31, 2004
Cost of revenue:
Inventory-related charges, net	$(942)	$—	$9,425	$(460)
Reconciliation of vendor invoices	—	—	(792)	—
Deferred compensation and acquisition-related compensation	145	320	599	1,002
Other	—	—	557	—

Cost of revenue subtotal	(797)	320	9,789	542
Operating expenses:
Research and Development:
Acquisition-related compensation	—	890	—	2,514
Selling, general and administrative:
Acquisition-related compensation	—	932	—	1,857
Amortization of intangible assets	525	5,656	2,100	9,222
Termination of synthetic lease	—	—	1,250	—
Other	—	—	518	—
Restructuring and asset impairment costs	—	2,258	—	2,258
Acquired in-process research & development	—	—	—	11,410
Deferred compensation	1,780	3,349	8,281	11,969

Operating expenses subtotal	2,305	13,085	12,149	39,230

Total Non-GAAP Adjustments	1,508	13,405	21,938	39,772
Income tax expense (benefit):	(502)	2,922	6,058	(26,651)
Equity in net loss of affiliated company	—	393	—	984

After-tax impact of non-GAAP adjustments	$2,010	$10,876	$15,880	$67,407

CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	As Filed October 31, 2003	As Amended October 31, 2003	January 31, 2004
Assets
Cash and short term investments	$195,500	$195,500	$208,041
Securities lending collateral		109,470	126,681
Accounts receivable, net	59,537	59,537	62,670
Inventories, net	11,000	11,000	11,364
Other current assets	7,256	7,256	6,055

Total current assets	273,293	382,763	414,811
Property and equipment, net	101,094	101,094	99,225
Long-term investments	116,425	116,425	103,483
Goodwill	79,143	79,143	78,787
Intangible assets, net	126,835	126,835	111,313
Other assets, net	25,783	25,783	23,349

Total assets	$722,573	$832,043	$830,968

Liabilities and Stockholders' Equity
Current liabilities	$89,764	$199,234	219,103
Long-term liabilities	202,202	202,202	194,223
Stockholders' equity	430,607	430,607	417,642

Total liabilities and stockholders' equity	$722,573	$832,043	$830,968

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended
	December 31, 2002	January 31, 2004
Net cash provided by operating activities	$10,841	$15,926

Cash flows from investing activities:
Purchases of property and equipment	$(3,297)	$(5,484)
Acquisitions and equity investment	—	(247)
Net sales (purchases) of investments	(4,351)	10,552

Net cash used by investing activities	$(7,648)	$4,821

Cash flows from financing activities:
Payments on acquired notes payable	—	$(941)
Cash paid for treasury stock	—	(8,753)
Payment of obligations under capital leases	(586)	(477)
Proceeds from the issuance of stock	545	205

Net cash provided (used) by financing activities	$(41)	$(9,966)

Net increase (decrease) in cash and cash equivalents	$3,152	$10,781

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McDATA ACHIEVES RECORD REVENUES FOR FISCAL FOURTH QUARTER AND FULL YEAR 2003